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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.   20549

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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported) April 29, 1999
                                                      (April 19, 1999)

                              ACTIVISION, INC.
             (Exact Name of Registrant as Specified in Charter)

            Delaware                  0-12699               94-2606438
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  (State or Other Jurisdiction      (Commission            (IRS Employer
        of Incorporation)          File Number)         Identification No.)

      3100 Ocean Park Blvd., Santa Monica, CA                  90405
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     (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code (310) 255-2000
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        (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

     On April 19, 1999, Activision, Inc., a Delaware corporation ("Activision"), Expert Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Activision ("Merger Subsidiary"), and Expert Software, Inc., a Delaware corporation ("Expert"), entered into an Amended and Restated Agreement and Plan of Merger (the "Amendment"), pursuant to which, among other things, Merger Subsidiary will be merged with and into Expert and Expert will continue as the surviving corporation and as a wholly owned subsidiary of Activision (the "Merger"). The Amendment amended and restated the terms of the Agreement and Plan of Merger, dated as of March 3, 1999, among Activision, Expert and Merger Subsidiary, including, among other things, extending the outside date by which Activision may elect to pay cash consideration to the holders of shares of Expert common stock from March 25, 1999 to April 20, 1999.

     Pursuant to the Amendment, Activision exercised its right to elect to pay cash consideration to the holders of shares of Expert common stock in lieu of the issuance of shares of Activision common stock by sending written notice to Expert on April 19, 1999 of its election, which notice was agreed to and accepted by Expert.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     (c)  Exhibits.

          2.1 Amended and Restated Agreement and Plan of Merger, dated as of April 19, 1999, by and among Activision, Inc., Expert Acquisition Corp. and Expert Software, Inc. (incorporated by reference to Form 8-K of Expert Software, Inc., filed April 29, 1999).

          99.1 Press release issued by Activision and Expert dated April 21, 1999, announcing the execution of the Amended and Restated Agreement and Plan of Merger among Activision, Merger Subsidiary and Expert, and Activision's election to pay all cash consideration to the holders of shares of Expert common stock.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 1999

                              ACTIVISION, INC.

                              By:/s/ Brian G. Kelly
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                                Name:  Brian G. Kelly
                                Title: Co-Chairman